UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 20, 2022
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ROOT, INC.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-39658	84-2717903
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 E. Rich Street, Suite 500 Columbus, Ohio		43215
(Address of Principal Executive Offices)		(Zip Code)
(866) 980-9431
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	ROOT	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.05    Costs Associated with Exit or Disposal Activities.
In response to the impact of inflation on loss cost trends and to further drive efficiency and increased focus on the Company’s strategic priorities, on January 20, 2022, Root, Inc. (the “Company”) instituted an organizational realignment, including an involuntary workforce reduction affecting approximately 330 employees, which represents approximately 20% of the Company’s workforce. The majority of the reduction is driven by optimizing the claims and sales departments for the current macro environment. The Company expects the majority of the affected employees to be notified on January 20, 2022, with most job eliminations effective in January 2022.

In the first quarter of 2022, the Company expects to record charges of approximately $7.0 million to $8.0 million for severance, benefits and related costs as a result of these actions, of which approximately $4.0 million to $5.0 million of these charges are expected to result in cash expenditures in the same period. The Company is continuing to review the potential impact of the reduction, including facility lease exits and additional employee related costs, and is unable to estimate any additional restructuring costs or charges at this time. If the Company subsequently determines that it will incur additional material restructuring costs or charges, it will amend this Current Report on Form 8-K with respect to such determination.

Item 7.01    Regulation FD Disclosure.
On January 20, 2022, in connection with the organizational realignment, the Company is posting a letter from its Chief Executive Officer, Alexander Timm, to its website at joinroot.com/press, a copy of which is attached as Exhibit 99.1 hereto and incorporated herein by reference.

The Company plans to discuss the expected run rate expense reduction in more detail during its Fourth Quarter 2021 earnings call, which is scheduled to take place at 8:00 AM ET on February 24, 2022.

The information contained in Item 7.01 of this Form 8-K (including Exhibit 99.1 attached hereto) shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly provided by specific reference in such a filing.

Forward Looking Statements

This communication contains forward-looking statements within the meaning of federal securities laws regarding Root, Inc. These forward-looking statements relate to, among other things, expectations about our future business results. Such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the company's control and are difficult to predict. We have based our forward-looking statements on our current expectations, estimates and projections about our industry and our company. We caution that these statements are not guarantees of future performance and you should not rely unduly on them, as they involve risks, uncertainties and assumptions that we cannot predict and many of which are beyond our control. Accordingly, our actual results may differ materially from the future performance that we have expressed or forecast in our forward-looking statements. In accordance with "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, we have included in Root's Form 10-K for the year ended Dec. 31, 2020, and other SEC filings, cautionary language identifying important factors, though not necessarily all such factors, that could cause future outcomes to differ materially from those set forth in the forward-looking statements. Copies of Root's Form 10-K and other SEC filings are available on the SEC's website, Root's website at https://ir.joinroot.com/investor-relations or by contacting Root's Investor Relations office.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits
The following exhibit relating to Item 7.01 shall be deemed to be furnished:

Exhibit No.	Description
99.1	A Letter From Alex Timm, Co-Founder and CEO, of Root, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROOT, INC.

Dated: January 20, 2022
	By:	/s/ Daniel Rosenthal
Daniel Rosenthal
Chief Revenue and Operating Officer and Chief Financial Officer